UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2018

Reata Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37785	11-3651945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Gateway Drive; Suite 150

Irving, TX 75063

(Address of principal executive offices, including zip code)

(972) 865-2219

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02.Results of Operations and Financial Condition.

On July 23, 2018, Reata Pharmaceuticals, Inc. (the “Company”) announced that, as of June 30, 2018, the Company had approximately $138.7 million in cash and cash equivalents.

On June 14, 2018, the Company entered into an Amended and Restated Loan and Security Agreement (the “Restated Agreement”) with Oxford Finance LLC, as the collateral agent and a lender, and Silicon Valley Bank, as a lender, which amended and restated the Loan and Security Agreement dated March 31, 2017, as amended on November 3, 2017.  Upon execution of the Restated Agreement, the Company increased its Term A Loan from $20 million to $80 million and received an additional $60 million in gross proceeds.  Additionally, the Company recognized a loss on extinguishment as a result of the debt modification of approximately $1.0 million, which consisted primarily of lender fees and unamortized issuance costs.

In May 2018, the Company achieved its development milestone of $30 million when Kyowa Hakko Kirin Co., Ltd. initiated its Phase 3 clinical study in Japan (“AYAME”) for bardoxolone methyl, which resulted in the Company’s unconditional right to receive this milestone payment.  As reported in its Form 10-Q for the quarter ended March 31, 2018, the Company recognized $24.8 million in revenue related to this milestone and is recognizing the remainder of the milestone over the remaining performance obligation period. The Company expects to receive the payment of the milestone in the third quarter 2018.  Related to this milestone, the Company also recorded $3.6 million in license fees and other expenses in May 2018.

The Internal Revenue Service (“IRS”) examination team has completed its examination of the Company’s 2013, 2014, and 2015 U.S. tax returns and proposed adjustments with respect to certain items that were reported by the Company for the 2013 tax year. On June 25, 2018, the Company received the Revenue Agent Report from the IRS. The Company believes that it has accurately reported all amounts in its tax returns and plans to submit an administrative protest with the IRS contesting the examination team’s proposed adjustments. The Company intends to vigorously defend its reported positions and believes the ultimate resolution of the adjustments proposed by the IRS examination team will not have a material adverse effect on its consolidated financial statements.

The information furnished under this Item 2.02 shall not be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or under the Exchange Act unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 8.01.Other Events.

On July 23, 2018, the Company announced that, as of June 30, 2018, it had approximately $138.7 million in cash and cash equivalents.

On June 14, 2018, the Company entered into the Restated Agreement with Oxford Finance LLC, as the collateral agent and a lender, and Silicon Valley Bank, as a lender, which amended and restated the Loan and Security Agreement dated March 31, 2017, as amended on November 3, 2017.  Upon execution of the Restated Agreement, the Company increased its Term A Loan from $20 million to $80 million and received an additional $60 million in gross proceeds.  Additionally, the Company recognized a loss on extinguishment as a result of the debt modification of approximately $1.0 million, which consisted primarily of lender fees and unamortized issuance costs.

In May 2018, the Company achieved its development milestone of $30 million when Kyowa Hakko Kirin Co., Ltd. initiated the AYAME study for bardoxolone methyl, which resulted in the Company’s unconditional right to receive this milestone payment.  As reported in its Form 10-Q for the quarter ended March 31, 2018, the Company recognized $24.8 million in revenue related to this milestone and is recognizing the remainder of the milestone over the remaining performance obligation period. The Company expects to receive the payment of the milestone in the third quarter 2018.  Related to this milestone, the Company also recorded $3.6 million in license fees and other expenses in May 2018.

The IRS examination team has completed its examination of the Company’s 2013, 2014, and 2015 U.S. tax returns and proposed adjustments with respect to certain items that were reported by the Company for the 2013 tax year. On June 25, 2018, the Company received the Revenue Agent Report from the IRS. The Company believes that it has accurately reported all amounts in its tax returns and plans to submit an administrative protest with the IRS contesting the examination team’s proposed adjustments. The Company intends to vigorously defend its reported positions and believes the ultimate resolution of the adjustments proposed by the IRS examination team will not have a material adverse effect on its consolidated financial statements.

In November 2017, the Company entered into an at-the-market equity offering sales agreement with Stifel, Nicolaus & Company, Incorporated, that established a program pursuant to which it may offer and sell up to $50 million of its Class A common stock from time to time in at-the-market transactions. No shares have been sold under this program. Effective July 23, 2018, the Company suspended and is no longer offering any shares of its Class A common stock pursuant to the prospectus supplement dated November 13, 2017, and filed with the SEC pursuant to Rule 424(b)(5) relating to the sales agreement with Stifel, Nicolaus & Company, Incorporated, dated as of November 9, 2017.

In June 2018, the Company initiated a Phase 1 clinical trial in RTA 1701, a highly selective and orally bioavailable allosteric RORγt inhibitor.  This Phase 1, first-in-human study is evaluating the safety and pharmacokinetics of RTA 1701 in healthy volunteers and assessing ex vivo suppression of IL-17A secretion.  Initial results are expected in the first half of 2019.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and oral statements made with respect to information contained in this report may contain certain disclosures that contain “forward-looking statements,” including, without limitation, statements regarding the expected date of receipt of milestone payments, the success of our administrative protest with the IRS, the success, cost and timing of our product development activities and clinical trials, our plans to research, develop and commercialize our product candidates, and our ability to obtain and retain regulatory approval of our product candidates.  You can identify forward-looking statements because they contain words such as “believes,” “will,” “may,” “aims,” “plans,” and “expects.”  Forward-looking statements are based on the Company’s current expectations and assumptions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, (i) the timing, costs, conduct, and outcome of our clinical trials and future preclinical studies and clinical trials, including the timing of the initiation and availability of data from such trials; (ii) the timing and likelihood of regulatory filings and approvals for our product candidates; (iii) the potential market size and the size of the patient populations for our product candidates, if approved for commercial use, and the market opportunities for our product candidates; and (iv) other factors set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K, under the caption “Risk Factors.”  The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reata Pharmaceuticals, Inc.

Date: July 23, 2018	By:	/s/ J. Warren Huff
J. Warren Huff
Chief Executive Officer

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